Exhibit 5.1

April 28, 2017

Board of Directors

Provision Holding, Inc.

9253 Eton Avenue

Chatsworth, CA 91311

Re: Provision Holding, Inc. – Registration Statement on Form S-1 – Registration File No. 333-214757.

Ladies and Gentlemen:

We have acted as counsel for Provision Holding, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (“SEC”), on or about the date hereof, pursuant to the federal Securities Act of 1933, as amended (the “Securities Act”), of the Company’s above-referenced registration statement on Form S-1 (the “Registration Statement”) covering up to (i) 13,333,341 shares of common stock (the “Secondary Shares”) and (ii) up to 10,835,600 shares are issuable upon exercise of Series A Warrants to purchase common stock (the “Warrant Shares”) which are more fully described in the Registration Statement.

We have examined such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or pdf. copies, and the authenticity of the originals of such copies.

We do not express any opinion as to any laws other than the corporate laws of the State of Nevada, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that:

1.     The Secondary Shares have been duly authorized, and are legally issued, fully paid and non-assessable.

2.     The Warrant Shares have been duly authorized for issuance and, when issued and paid for in accordance with the provisions of the applicable warrants, including the payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Peter DiChiara
Partner
Carmel, Milazzo & DiChiara LLP